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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1997 (except for Note 10, as to which the date is April 7, 1997 and Note 16, as to which the date is January 19, 1998) in the Registration Statement (Form SB-2) and the related Prospectus of Technology Flavors & Fragrances, Inc. for the registration of 1,693,905 shares of its common stock.

                                          /s/ERNST & YOUNG LLP

Melville, New York
January 19, 1998